Exhibit 99.5

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended March 31, 2005

(unaudited)

Regulated Businesses

Earnings Per Share - diluted - 2004		$0.44

Weather	(0.02)
Electric sales volumes	0.01
Price increases	0.12
Regulatory deferrals	0.02
Operation and maintenance	(0.07)
Depreciation	(0.05)
Financing and dilution	(0.05)
Other - net	(0.01)

Earnings Per Share - diluted - 2005		$0.39

Commercial Businesses

Earnings Per Share - diluted - 2004 (Adjusted*)		$0.20

Weather	(0.01)
Electric sales volumes	0.01
Price increases	0.04
Fuel costs	(0.03)
Operation and maintenance	(0.01)
Optimization activities	0.10
Power marketing, trading and origination	0.04
Financing and dilution	(0.01)
Other - net	0.02

Earnings Per Share - diluted - 2005 (Adjusted*)		$0.35

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2004 (Adjusted*)		$(0.01)

Results of investments	(0.01)

Earnings Per Share - diluted - 2005 (Adjusted*)		$(0.02)

For 2004, the Regulated and Commercial segments have each been restated from prior presentations to reflect the reclassification of PSI’s off-system sales from the Commercial Businesses to the Regulated Businesses.

* See press release for a reconciliation to the most comparable GAAP measure.